Product supplement no. 180-I To prospectus dated May 30, 2006 and prospectus supplement dated May 30, 2006	Registration Statement no. 333-134553 Dated February 13, 2008 Rule 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

Reverse Exchangeable Notes Linked to the Least Performing Common Stock in a Basket of Common Stocks

General

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Lehman Brothers Holdings Inc. may offer and sell reverse exchangeable notes linked to the least performing common stock in a basket of common stocks from time to time. We refer to each of these common stocks as a Reference Stock and, together, as the Reference Stocks. This product supplement no. 180-I describes terms that will apply generally to the reverse exchangeable notes, and supplements the terms described in the accompanying base prospectus and MTN prospectus supplement. A separate term sheet or pricing supplement, as the case may be, will describe the basket and the terms that apply specifically to the notes, including any changes to the terms specified below. We refer to the term sheets and pricing supplements generally as terms supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying base prospectus and MTN prospectus supplement, the terms described in the relevant terms supplement shall control.

•	The notes are the senior unsecured obligations of Lehman Brothers Holdings Inc.

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We will pay coupon payments at the coupon rate specified in the relevant terms supplement. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the performance of the Reference Stocks during the term of the notes as described below. In addition, under the circumstances described below, for each note, you may receive at maturity, in addition to any accrued and unpaid coupon payments, a predetermined number of shares of one of the Reference Stocks (or, at our election, the Cash Value thereof based on the Final Share Price of such Reference Stock) rather than the principal amount of the notes. The market value of such number of shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount (or, at our election, the Cash Value thereof) will be less than the principal amount of your notes and may be zero.

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Payment at maturity is not linked to the performance of the Reference Stocks included in the basket in the aggregate. Instead, payment at maturity is linked to the performance of each of the Reference Stocks individually, as described below.

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The issuers of the Reference Stocks are not affiliates of ours and are not receiving any of the proceeds of any note offering. The obligations under the notes are our obligations only and the issuers of the Reference Stocks will have no obligations of any kind under the notes.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page SS-25.

•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.

•	The minimum initial investment will be specified in the relevant terms supplement.

•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:	The basket (the “Basket”) will be composed of common stocks (each a “Reference Stock” and, together, the “Reference Stocks”) as specified in the relevant terms supplement.

Coupon Rate:	As specified in the relevant terms supplement.

Payment at Maturity:	Payment at maturity will be based on the performance of each of the Reference Stocks individually. The Reference Stocks will be specified in the relevant terms supplement.

(continued on next page)

Investing in the Reverse Exchangeable Notes Linked to the Least Performing Common Stock in a Basket of Common Stocks involves a number of risks. See “ Risk Factors” beginning on page SS-1 in this product supplement no. 180-I.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 180-I, the accompanying base prospectus, the MTN prospectus supplement, the relevant terms supplement and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

February 13, 2008

You will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid coupon payments at maturity, unless:

(i) the Final Share Price of any Reference Stock is less than its Initial Share Price; and

(ii) a Trigger Event has occurred.

If the conditions described in (i) and (ii) are both satisfied, at maturity you will receive, instead of the principal amount of your notes, the number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof), plus any accrued and unpaid coupon payments. If we deliver shares of the Least Performing Reference Stock, fractional shares will be paid in cash. The market value of the Physical Delivery Amount (or, at our election, the Cash Value thereof) will be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes.

Trigger Event:

A Trigger Event occurs if:

(a)      for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the price of any Reference Stock quoted on the applicable Relevant Exchange is below such Reference Stock’s Trigger Price; or

(b)      for notes with daily Reference Stock monitoring, on any trading day during the Monitoring Period, the closing price of any Reference Stock is below such Reference Stock’s Trigger Price.

The relevant terms supplement will specify whether continuous or daily Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stock. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether any Reference Stock is below such Reference Stock’s Trigger Price.

Monitoring Period:	As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from, but excluding, the pricing date to, and including, the Observation Date or the final Averaging Date.

Physical Delivery Amount:	The number of shares of the Least Performing Reference Stock, per $1,000 principal amount of the notes, equal to $1,000 divided by the Initial Share Price of the Least Performing Reference Stock.

Least Performing Reference Stock:	The Reference Stock with the lowest value of all the Reference Stocks included in the Basket, with value calculated as the product of (i) $1,000 divided by the Initial Share Price for such Reference Stock times (ii) the Final Share Price for such Reference Stock.

Cash Value:	The amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of the Least Performing Reference Stock and (2) the Final Share Price of the Least Performing Reference Stock.

Trigger Price:	The Trigger Prices applicable to the Reference Stocks will vary. For each Reference Stock, the amount equal to a percentage, as specified in the relevant terms supplement, of such Reference Stock’s Initial Share Price. For example, the relevant terms supplement may specify that the Trigger Price for each Reference Stock is equal to 80% of its respective Initial Share Price. In such event, the Trigger Price for a Reference Stock with a hypothetical Initial Share Price of $10.00 would be $8.00, and the Trigger Price for a different Reference Stock with a hypothetical Initial Share Price of $20.00 would be $16.00. The Trigger Price for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “Description of Notes— Anti-dilution Adjustments.”

Initial Share Price:	For each Reference Stock, the closing price of such Reference Stock on the pricing date, or such other date or dates as specified in the relevant terms supplement, divided by the Stock Adjustment Factor.

Final Share Price:	For each Reference Stock, the closing price of such Reference Stock on the Observation Date, or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement.

Stock Adjustment Factor:	Unless otherwise specified in the terms supplement, the Stock Adjustment Factor for each Reference Stock will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “Description of Notes — Anti-dilution Adjustments.”

Valuation Date(s):	The Final Share Price for each Reference Stock will be determined either on a single date, which we refer to as the Observation Date, or over several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Coupon Payment Dates:	As specified in the relevant terms supplement.

Product Supplement

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The relevant terms supplement, this product supplement no. 180-I, the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes and supersede all prior or contemporaneous statements concerning the notes. In making your investment decision, you should rely only on the information contained or incorporated by reference in the relevant terms supplement, this product supplement no. 180-I and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc. We have not authorized anyone to give you any additional or different information. The information in the relevant terms supplement, this product supplement no. 180-I and the accompanying base prospectus and MTN prospectus supplement may be accurate only as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 180-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisors. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc. (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 180-I and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 180-I, the relevant terms supplement and the accompanying base prospectus and MTN prospectus supplement, “we,” “us” and “our” refer to Lehman Brothers Holdings Inc., unless the context requires otherwise.

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 180-I nor the accompanying base prospectus, MTN prospectus supplement or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 180-I nor the accompanying base prospectus, MTN prospectus supplement or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 180-I and accompanying base prospectus, MTN prospectus supplement or terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 180-I and the accompanying base prospectus, MTN prospectus supplement and any applicable terms supplement, and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

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RISK FACTORS

Your investment in the notes will involve certain risks. The notes pay coupon payments but do not guarantee any return of principal at maturity. Investing in the notes is not equivalent to investing directly in the Basket or any of the Reference Stocks. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks as well as the other information contained in this product supplement, the accompanying MTN prospectus supplement and base prospectus and the documents incorporated in the prospectus by reference before you decide that an investment in the notes is suitable for you. In addition, you should consider carefully the discussion of risks set forth in the relevant terms supplement before you decide that an investment in the notes linked to the least performing common stock in a basket of common stocks is suitable for you. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

The notes differ from conventional debt securities. The notes do not guarantee the return of your investment.

The notes do not guarantee any return of principal. Your return of principal is protected so long as the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of each Reference Stock during the Monitoring Period is not below that particular Reference Stock’s Trigger Price or the Final Share Price for each Reference Stock is not below that particular Reference Stock’s Initial Share Price. However, if the Final Share Price for any Reference Stock is below its Initial Share Price and the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of any Reference Stock during the Monitoring Period is below its Trigger Price, you will receive at maturity a number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof) and the market value of the shares of the Reference Stock you receive at maturity (or, at our election, the Cash Value thereof) will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

Because you will not benefit from any appreciation in any of the Reference Stocks above its respective Initial Share Price, you will not receive at maturity more than your principal amount, plus accrued and unpaid coupon payments.

At maturity, you will receive a payment with a value no greater than the principal amount of your notes plus the final coupon payment, and the total payment you receive over the term of the notes will not exceed the principal amount of your notes plus the coupon payments paid during the term of the notes, regardless of any appreciation in the value of any of the Reference Stocks. Even if the Final Share Price of the Least Performing Reference Stock exceeds the Initial Share Price of the Least Performing Reference Stock, you will receive only the principal amount of the notes.

Your return on your investment in the notes will be limited to the coupon payments on the notes.

The only return that you will receive on your investment in the notes will be the coupon payments specified in the relevant terms supplement.

In certain circumstances, your payment at maturity will be determined by the Least Performing Reference Stock.

If the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of any of the Reference Stocks is below such Reference Stock’s Trigger Price during the Monitoring Period (which we refer to as a Trigger Event) and the Final Share Price of any Reference Stock is below its Initial Share Price, your payment at maturity will be determined by reference to the Least Performing Reference Stock. Under such circumstances, your payment at maturity will be less than the principal amount of your notes and may be zero, even if the Final Share Price of one or more or all of the other Reference Stocks has appreciated significantly as compared to its Initial Share Price.

For example, if a Trigger Event has occurred and the Final Share Price of the Least Performing Reference Stock is $5.00 and thus below the Initial Share Price of the Least Performing Reference Stock of $10.00 (representing a decline of 50%), you would receive at maturity shares of the Least Performing Reference Stock with a value of $500 (calculated as follows: ($1,000 / $10.00) * ($5.00) = $500) plus any accrued and unpaid coupon payments, subject to our election to deliver cash in lieu of such shares. Under these circumstances, you would receive a value of $500 at maturity in lieu of the principal amount of your notes even if the Final Share Price of one or more or all of the other Reference Stocks has appreciated significantly as compared to the relevant Initial Share Price.

You are exposed to the closing price risk of each Reference Stock.

Your return on the notes and your payment at maturity, if any, is not linked to the performance of a Basket consisting of the Reference Stocks. Rather, your payment at maturity will be contingent upon the performance of each individual Reference Stock, plus the fixed coupon payments at the rate specified by the relevant terms supplement. Unlike an instrument with a return linked to a basket of common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the Reference Stocks. Poor performance by any one of the Reference Stocks over the term of the notes may negatively affect your return on the notes at maturity and will not be offset or mitigated by a positive performance by any or all of the other Reference Stocks. Accordingly, your investment is subject to the closing price risk of each Reference Stock.

You cannot predict the future performance of a Reference Stock based on its historical performance. The price of a Reference Stock may be below such Reference Stock’s Trigger Price during the Monitoring Period even though such Reference Stock has not experienced such a price decrease in the past.

The payment you receive on the notes may be based on a Reference Stock that has never been below such Reference Stock’s Trigger Price.

If a Trigger Event has occurred, your payment at maturity will be determined by the Least Performing Reference Stock even if that Reference Stock did not cause the occurrence of the Trigger Event. For example, assuming the relevant terms supplement specifies that the Trigger Price for each Reference Stock is equal to 80% of the Initial Share Price of each Reference Stock, if a Trigger Event has occurred with respect to Reference Stock A and Reference Stock A subsequently increases in value so that its Final Share Price exceeds its Initial Share Price, your payment at maturity will not necessarily be based on the performance of Reference Stock A. Instead, if the percentage decrease between the Initial Share Price and the Final Share Price of Reference Stock B is 15%, and each of the other Reference Stocks (including Reference Stock A) has a Final Share Price that is not below its respective Initial Share Price, your payment at maturity will be based on the performance of Reference Stock B. Under these circumstances, you would receive shares of Reference Stock B (or, at our election, the Cash Value thereof) with a value equal to $850 for each $1,000 principal amount note, even though Reference Stock B was not below its Trigger Price during the Monitoring Period.

You will have no ownership rights in the Reference Stocks.

Investing in the notes is not equivalent to investing in the Reference Stocks. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions. Your return on the notes will not reflect the return you would realize if you actually owned the Reference Stocks and received any dividends paid on the Reference Stocks.

We have no affiliation with the issuers of the Reference Stocks.

The issuers of the Reference Stocks are not affiliates of ours and are not involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control of the actions of the issuers of the Reference Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the Reference Stocks have no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the Reference Stocks.

We cannot assure you that the public information provided with respect to the issuers of the Reference Stocks is accurate or complete.

All disclosures contained in the relevant terms supplement and this product supplement regarding the issuers of the Reference Stocks are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuers of the Reference Stocks are accurate or complete, and are not responsible for public disclosure of information by the issuers of the Reference Stocks, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the issuers of the Reference Stocks or the values of the Reference Stocks (and therefore the closing price of the Reference Stocks on any day during the Monitoring Period, the Final Share Prices and the value of the Physical Delivery Amount), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the amount you will receive at maturity of the notes and, therefore, the value of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuers of the Reference Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The closing price of a Reference Stock on the pricing date may be significantly higher than the historical average trading price for such Reference Stock.

If the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of a Reference Stock is below such Reference Stock’s Trigger Price, a Trigger Event will have occurred with respect to such Reference Stock. The reference price for determining whether a Trigger Event has occurred with respect to such Reference Stock is, unless otherwise specified in the relevant terms supplement, the closing price of such Reference Stock on the pricing date (which we refer to as the Initial Share Price for such Reference Stock). The closing price of a Reference Stock on the pricing date may be significantly higher than the historical average trading price for such Reference Stock, which could increase the likelihood of the occurrence of a Trigger Event with respect to such Reference Stock. In addition, on the pricing date, stock prices generally in the market may be significantly higher than historical averages, which could increase the likelihood of subsequent declines in stock prices during the Monitoring Period.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Reference Stocks have appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

Lehman Brothers Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Lehman Brothers Inc. is willing to buy the notes. If at any time Lehman Brothers Inc. or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the prices of the Reference Stocks and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market, if any, to vary in proportion to changes in the prices of the Reference Stocks. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	whether the Reference Stocks close below their Trigger Prices during the Monitoring Period;

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the dividend rates paid on the Reference Stocks (while not paid to holders of the notes, dividend payments on the Reference Stocks may influence the market price of the Reference Stocks and the market value of options on the Reference Stocks and therefore affect the market value of the notes);

•	supply and demand for the notes, including inventory positions of Lehman Brothers Inc. or any other market maker;

•	the expected frequency and magnitude of changes in the market prices of the Reference Stock (volatility);

•	the expected positive or negative correlation among the Reference Stocks, or the expected absence of such correlation;

•	economic, financial, political and regulatory or judicial events that affect the Reference Stocks or stock markets generally;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

While it is possible that the notes could trade above their principal amount prior to maturity, the likelihood of such an increase is limited by market factors and the fact that the amount payable at maturity will not exceed 100% of the principal amount of the notes. Even if the notes did trade above their principal amount prior to maturity, the only way to realize such a market premium would be to sell your notes in a secondary market transaction, if such a transaction were available. Moreover, if you sell your notes prior to maturity, you may have to sell them at a substantial discount from their principal amount if the market prices of the Reference Stocks are at, below or not sufficiently above their Initial Share Prices.

Our affiliates’ compensation may serve as an incentive to sell you these notes.

We and our affiliates act in various capacities with respect to the notes. Lehman Brothers Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the notes. Such affiliates, including the sales representatives, may derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity, if any, will be based on the principal amount of your notes, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman Brothers Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of such compensation or other transaction costs.

If the market values of the Reference Stocks change, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning the Reference Stocks. Accordingly, changes in the respective market values of the Reference Stocks may not result in a comparable change in the market value of the notes. If the closing prices of the Reference Stocks on any trading day increase above their respective Initial Share Prices, the value of the notes may not increase comparably, if at all. It is also possible for the values of the Reference Stocks to increase moderately while the value of the notes declines.

If, prior to the occurrence of a Trigger Event, any of the Reference Stocks trades at closing prices that are close to its Trigger Price, we expect the market value of the notes to decline to reflect, among a number of factors, that your payment at maturity is more likely to be less than the principal amount of your notes.

The Reference Stocks may change following certain corporate events.

Following certain corporate events relating to an issuer of a Reference Stock, such as a stock-for-stock merger where such issuer is not the surviving entity or a merger event where holders of such Reference Stock would receive all cash or a distribution of property with respect to such Reference Stock, the calculation agent will have the option to replace such Reference Stock with the common stock of a U.S. company selected from among the common stocks of U.S. companies with the same primary Standard Industrial Classification Code (“SIC Code”) as such Reference Stock that the calculation agent deems to be most similar to such Reference Stock. In the event of any such corporate event, you will become subject to the closing price risk of the Successor Reference Stock. We describe the specific corporate events that can lead to these adjustments, the procedures for selecting another Reference Stock and Reference Stock issuer on the basis of SIC industry code, market capitalization, dividend history and stock price volatility, and the procedures for adjusting the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of any Reference Stock upon the occurrence of certain other corporate events in the section of this product supplement entitled “Description of Notes—Anti-dilution Adjustments—Reorganization Events.” You should read this section in order to understand these and other adjustments that may be made to your notes. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes.

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Stock Adjustment Factor, which will be set initially at 1.0, applicable to any Reference Stock and, consequently, the Physical Delivery Amount for such Reference Stock, for certain adjustment events (as defined below) affecting a Reference Stock, including stock splits and certain corporate actions. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of a Reference Stock or another party makes a partial tender or partial exchange offer for a Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “Description of Notes — Anti-dilution Adjustments” for further information.

We may exercise any and all rights we may have as a lender to, or a security holder of, any of the issuers of the Reference Stocks.

If we or any of our affiliates are lenders to, or hold securities of, any of the issuers of the Reference Stocks, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of, such issuer. Any exercise of our rights as a lender or holder of securities of any issuer of a Reference Stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

Certain of our, or our affiliates’, activities may adversely affect the value of your notes.

Lehman Brothers Inc. and other affiliates of ours may trade the Reference Stocks and other financial instruments related to the Reference Stocks on a regular basis, for their accounts and for other accounts under their management. Lehman Brothers Inc. and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of Reference Stocks and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one, some or all of the Reference Stocks. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the prices of the Reference Stocks and, accordingly, could affect the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuers of the Reference Stocks, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuers of the Reference Stocks or the Reference Stocks, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about those issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. Any prospective purchaser of notes should undertake an independent investigation of issuers of the Reference Stocks as is in its judgment appropriate to make an informed decision with respect to an investment in the notes.

In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the prices of the Reference Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the

Reference Stocks or instruments whose value is derived from the Reference Stocks. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the prices of the Reference Stocks as well as their Initial Share Prices, and, therefore, effectively establish higher prices that the Reference Stocks must achieve for your to avoid a loss of principal at maturity. From time to time, prior to the maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stocks or instruments whose value is derived from the Reference Stocks. We cannot assure you that any of these activities will not have a material impact on the prices of the Reference Stocks or the value of the notes.

An affiliate of ours may act as a calculation agent on the notes, creating a potential conflict of interest between you and us.

Lehman Brothers Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price of each Reference Stock, the Trigger Price applicable to each of the Reference Stocks, the price of each Reference Stock quoted on the applicable Relevant Exchange at any time or the closing price of each Reference Stock on any trading day, as applicable, in each case during the Monitoring Period, the Stock Adjustment Factor of each Reference Stock, anti-dilution adjustments and reorganization events, the selection of any Successor Reference Stock, the Final Share Price of each Reference Stock, the coupon payments payable on any Coupon Payment Date and the amount we will pay you at maturity, as well as, in determining whether a Trigger Event has occurred, whether and how much the price or closing price, as applicable, of each Reference Stock during the Monitoring Period and the Final Share Price of each Reference Stock have declined from the relevant Initial Share Price. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is a Coupon Payment Date. In performing these duties, Lehman Brothers Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where Lehman Brothers Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Final Share Price of any Reference Stock and calculating the payment at maturity that we are required to pay you. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that such an event has occurred, it is possible that a Valuation Date and the maturity date will be postponed and your return will be adversely affected. See “Description of Notes — Market Disruption Events.”

If a market disruption event occurs on a day that would otherwise be an Averaging Date, there will be a delay in settlement of the notes.

If a market disruption event occurs on a day that would otherwise be an Averaging Date, settlement of the notes will be delayed, depending on the circumstances surrounding the market disruption event, for a number of trading days (up to a maximum delay of the product of eight times the number of Averaging Dates as specified in the relevant terms supplement) following the maturity date.

The tax consequences of an investment in the notes are uncertain.

Investors should consider the tax consequences of investing in the notes. No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the notes are not certain. Lehman Brothers Holdings Inc. is not requesting any ruling from the Internal Revenue Service with respect to the notes and cannot assure you that the Internal Revenue Service will agree with the treatment described in this product supplement no. 180-I. The Internal Revenue Service could assert other characterizations that could affect the timing, amount and character of income or deductions. Lehman Brothers Holdings Inc.

intends to treat, and by purchasing a note, for all tax purposes, you agree to treat, a note as a financial contract, rather than as a debt instrument. Lehman Brothers Holdings Inc. intends to report the coupon payments as ordinary income to you. You should consult your own tax advisor concerning alternative characterizations. Neither Lehman Brothers Holdings Inc. nor any of its affiliates provide tax advice. See “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 180-I.

Lehman Brothers Holdings Inc. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of Lehman Brothers Holdings Inc. or one of its affiliates, you may only acquire the notes in compliance with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be, in whole or in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The balance of the proceeds, if any, will be used for general corporate purposes.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Stocks or instruments whose value is derived from one or more of the Reference Stocks. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the closing prices of the Reference Stocks on any trading day as well as the Initial Share Prices of the Reference Stocks, and, therefore, effectively establish a higher price at which the Reference Stocks must trade for you to receive at maturity of the notes the principal amount of your notes (in addition to coupon payments over the term of the notes). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stocks or instruments whose value is derived from one or more of the Reference Stocks. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stocks or the value of the notes, we cannot assure you that these activities will not have such an effect. See “Risk Factors—Certain of our, or our affiliates’, activities may adversely affect the value of your notes.”

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE STOCKS

Summary business information regarding the issuers of the Reference Stocks

In the relevant terms supplement, we will provide summary information regarding the business of the issuers of the Reference Stocks based on their publicly available documents. We take no responsibility for, or make any representation regarding, the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuers of the Reference Stocks may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Reference Stocks or other securities of the issuers of the Reference Stocks. We have derived any and all disclosures contained in this product supplement and the relevant terms supplement regarding the issuers of the Reference Stocks from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Reference Stocks. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuers of the Reference Stocks is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the Reference Stocks (and therefore the Stock Adjustment Factor of any Reference Stock) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Stocks could affect the payment at maturity with respect to the notes and therefore the value of the note. See “Risk Factors—We have no affiliation with the issuers of the Reference Stocks,” “—We cannot assure you that the public information provided with respect to the issuers of the Reference Stocks is accurate or complete,” and “—Certain of our, or our affiliates’, activities may adversely affect the value of your notes.”

Historical performance of the Reference Stocks

In the relevant terms supplement, we will provide historical price information on each of the Reference Stocks. You should not take any such historical prices as an indication of future performance.

Hypothetical returns on your notes

The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your note based on a range of hypothetical Final Share Prices, whether the price or closing price, as applicable, of any of the Reference Stocks during the Monitoring Period is below the relevant Trigger Price and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market values of the Reference Stocks on the scheduled Valuation Date(s) could have on the hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on Final Share Prices or prices or closing prices, as applicable, of the Reference Stocks during the Monitoring Period, in each case that may vary and the assumptions may prove to be erroneous.

The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in one or more of the Reference Stocks directly. Among other things, the return on one or more of the Reference Stocks could include substantial dividend payments, which you will not receive as an investor in your note, and an investment in any of the Reference Stocks is likely to have tax consequences that are different from an investment in your note.

We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the notes set forth under “Description of Notes” in the accompanying MTN prospectus supplement and “Description of Debt Securities” in the accompanying base prospectus. Separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 180-I have the meanings assigned in the accompanying base prospectus, MTN prospectus supplement or relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Reverse Exchangeable Notes Linked to the Least Performing Common Stock in a Basket of Common Stocks.

General

The Reverse Exchangeable Notes are senior unsecured obligations of Lehman Brothers Holdings Inc. that are linked to the least performing common stock in a basket of common stocks of the issuers as specified in the relevant terms supplement (each such common stock, a “Reference Stock” and, together, the “Reference Stocks”). The notes are a series of securities referred to in the accompanying base prospectus and MTN prospectus supplement. The notes will be issued by Lehman Brothers Holdings Inc. under an indenture dated September 1, 1987, as amended or supplemented from time to time, between us and Citibank N.A., as trustee. We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the notes. No additional notes can be issued if an event of default has occurred with respect to the notes.

The notes offer a higher coupon rate than the current dividend yield on the Reference Stocks or than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. However, the notes do not guarantee any return of principal at maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity. Regardless of whether you receive at maturity your principal amount or the Physical Delivery Amount (or, at our election, the Cash Value thereof) (as described under “—Payment at Maturity”), you will be entitled to periodic coupon payments on the principal amount of your notes as specified in the relevant terms supplement.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of the Notes—Forms of Notes” in the MTN prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 180-I. The terms described in that document supplement those described herein and in the accompanying base prospectus and MTN prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying base prospectus or MTN prospectus supplement, the terms described in the relevant terms supplement shall control.

Payment at Maturity

Your principal is protected only under certain circumstances. At maturity, you will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid coupon payments, unless:

(i)	the Final Share Price of any Reference Stock is less than its Initial Share Price; and

(ii)	a Trigger Event has occurred.

If the conditions described in (i) and (ii) are both satisfied, at maturity you will receive, instead of the principal amount of your notes, the number of shares of the Least Performing Reference Stock equal to the Physical Delivery Amount plus any cash that we will pay in lieu of fractional shares (or, at our election, the Cash Value thereof), plus any accrued and unpaid coupon payments. The market value of the shares of the Least Performing Reference Stock delivered to you as the Physical Delivery Amount (or, at our election, the Cash Value thereof) will be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes.

A “Trigger Event” occurs if:

(a)	for notes with continuous Reference Stock monitoring, at any time during the Monitoring Period, the price of any Reference Stock quoted on the applicable Relevant Exchange is below such Reference Stock’s Trigger Price; or

(b)	for notes with daily Reference Stock monitoring, on any trading day during the Monitoring Period, the closing price of any Reference Stock is below such Reference Stock’s Trigger Price.

The relevant terms supplement will specify whether continuous or daily Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stocks. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for the purposes of determining whether the Reference Stocks are below their Trigger Prices.

The Trigger Prices applicable to the Reference Stocks will vary. For each Reference Stock, the “Trigger Price” shall be the amount equal to a percentage, as specified in the relevant terms supplement, of such Reference Stock’s Initial Share Price. For example, the relevant terms supplement may specify that the Trigger Price for each Reference Stock is equal to 80% of its respective Initial Share Price. In such event, the Trigger Price for a Reference Stock with a hypothetical Initial Share Price of $10.00 would be $8.00 and the Trigger Price for a different Reference Stock with a hypothetical Initial Share Price of $20.00 would be $16.00. The Trigger Price for a Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “— Anti-dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, the “Physical Delivery Amount” shall be the number of shares of the Least Performing Reference Stock per $1,000 principal amount of the notes equal to $1,000 divided by the Initial Share Price of the Least Performing Reference Stock.

Unless otherwise specified in the relevant terms supplement, for each Reference Stock, the “Cash Value” shall be the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock.

Unless otherwise specified in the relevant terms supplement, for each Reference Stock, “Initial Share Price” means the closing price of such Reference Stock on the pricing date, divided by the Stock Adjustment Factor for such Reference Stock.

Unless otherwise specified in the relevant terms supplement, for each Reference Stock, the “Stock Adjustment Factor” shall be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Reference Stock. See “—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, for each Reference Stock, “Final Share Price” means the closing price of such Reference Stock on the Observation Date or the arithmetic average of the closing prices of such Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement. The relevant terms supplement will specify the manner in which the Final Share Price is determined.

Unless otherwise specified in the relevant terms supplement, “Least Performing Reference Stock” shall be the individual Reference Stock with the lowest value of all the Reference Stocks included in the Basket, with value calculated as the product of (i) $1,000 divided by the Initial Share Price for such Reference Stock times (ii) the Final Share Price for such Reference Stock.

The “Monitoring Period” shall be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from, but excluding, the pricing date to, and including, the Observation Date or the final Averaging Date.

Unless otherwise specified in the relevant terms supplement, “pricing date” means the date we set the pricing terms of the notes for initial sale to the public.

The “Reference Stocks” shall be the common stocks specified in the relevant terms supplement. Each of the Reference Stocks is, individually, a “Reference Stock.”

For each Reference Stock, “Relevant Exchange” means the primary U.S. exchange or market for trading for such Reference Stock, as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “closing price” for one share of each Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if such Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Stock (or any such other security) is listed or admitted to trading,

•

if such Reference Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price is not available pursuant to the preceding bullet point, the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) on such day;

•

if such Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day; or

•

if, because of a market disruption event (as defined under “—Market Disruption Events”) or otherwise, the last reported sale price for the Reference Stock (or any such other security) is not available for such trading day pursuant to the preceding bullet points, then (i) if such market disruption event has occurred on a day other than a Valuation Date, the calculation agent’s good faith estimate of the price of the Reference Stock (or such other security) as of the close of trading on such trading day, in its sole discretion, and (ii) if such market disruption event has occurred with respect to the Reference Stock on any originally scheduled Valuation Date, the price determined pursuant to the last sentence of the definition of “Valuation Date(s).”

The term OTC Bulletin Board will include any successor service thereto.

The “price” for one share of each Reference Stock (or one unit of any other security for which a price must be determined) on any trading day means:

•

if such Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the highest intraday bid price on such day on the principal United States securities exchange registered under the Exchange Act, on which such Reference Stock (or any such other security) is listed or admitted to trading;

•

if such Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the highest reported bid price reported on the OTC Bulletin Board on such day; or

•	if a bid price is not available pursuant to the preceding bullet points, the calculation agent’s good faith estimate of such bid price, in its sole discretion.

Unless otherwise specified in the relevant terms supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the American Stock Exchange LLC (the “AMEX”), the Nasdaq Global Select Market, the Nasdaq Global Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States.

Unless otherwise specified in the relevant terms supplement, a “business day” is any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close.

The “Valuation Date(s)” will be a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Averaging Date. The Valuation Date(s) will be specified in the relevant terms supplement and any such date is subject to adjustment. If a Valuation Date is not a trading day or if there is a market disruption event on such day, with respect to a Reference Stock, the calculation agent will:

•

with respect to each Reference Stock for which such day is a trading day and for which a market disruption event has not occurred, determine the Final Share Price of the Reference Stock by reference to the Final Share Price of the Reference Stock on that trading day; and

•

with respect to each Reference Stock for which such day is not a trading day or for which a market disruption event has occurred, determine the Final Share Price of the Reference Stock by reference to the Final Share Price of the Reference Stock on the next trading day for the Reference Stock on which there is not a market disruption event; provided, however, if a market disruption event with respect to the Reference Stock occurs on each of the eight trading days following the originally scheduled Valuation Date, then the calculation agent shall determine the Final Share Price of the Reference Stock based upon its good faith estimate of the price of such Reference Stock as of the close of trading on that eighth scheduled trading day, in its sole discretion.

The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then any payment on the notes that would otherwise be due on the scheduled maturity date will instead be due on the next succeeding business day following such scheduled maturity date, with the same force and effect as if paid on the scheduled maturity date, and no coupon payment will accrue as a result of the delayed payment. If, due to a non-trading day or a market disruption event, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events in this product supplement under “Description of Notes—Market Disruption Events.”

Other Payment Terms

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Coupon Payment Dates with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

Coupon Payments

For each coupon period, unless otherwise specified in the relevant terms supplement, for each $1,000 principal amount note, the coupon payment for each coupon period will be calculated as follows:

$1,000 x coupon rate x (number of days in the coupon period / 360),

where the number of days will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

Coupon payments will be made at a rate per year specified in the relevant terms supplement. Coupon payments will accrue from, and including, the issue date of the notes to, but excluding, the maturity date. Coupon payments will be paid in arrears on each Coupon Payment Date to, and including, the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Coupon Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. If the maturity date is adjusted as the result of a market disruption event, the coupon payment due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, and no additional coupon payment will accrue or be payable as a result of the delayed payment.

The “coupon rate” shall be specified in the relevant terms supplement.

A “coupon period” is the period beginning on, and including, the issue date of the notes and ending on, but excluding, the first Coupon Payment Date, and each successive period beginning on, and including, a Coupon Payment Date and ending on, but excluding, the next succeeding Coupon Payment Date, or as specified in the relevant terms supplement.

A “Coupon Payment Date” will be as specified in the relevant terms supplement, provided that no Coupon Payment Date shall be more than twelve months after the immediately prior Coupon Payment Date or issue date of the notes, as applicable. If any day on which a coupon payment or principal is due is not a business day, the payment will be made on the next succeeding business day with the same force and effect as if paid on the scheduled Coupon Payment Date, and no additional coupon payment will accrue as a result of the delayed payment, and the next Coupon Period will commence as if the payment had not been delayed.

No Fractional Share

If we deliver shares of the Least Performing Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional share of the Least Performing Reference Stock in an amount equal to the product of the Final Share Price of the Least Performing Reference Stock multiplied by such fractional amount as determined by the calculation agent.

Delivery of Shares of Least Performing Reference Stock

We may designate any of our affiliates to deliver any shares of the Least Performing Reference Stock pursuant to the terms of the notes and we shall be discharged of any obligation to deliver such shares of the Least Performing Reference Stock to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of the Least Performing Reference Stock by us shall also include delivery of such shares by our affiliates.

Calculation Agent

Lehman Brothers Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price of each Reference Stock, the Trigger Price applicable to each of the Reference Stocks, the price of each Reference Stock quoted on the applicable Relevant Exchange at any time or the closing price of each Reference Stock on any trading day, as applicable, in each case during the Monitoring Period, the Stock Adjustment Factor of each Reference Stock, anti-dilution adjustments and reorganization events, the selection of any Successor Reference Stock, the Final Share Price of each Reference Stock, the amount of any coupon payment payable on any Coupon Payment Date and the amount we will pay you at maturity, as well as, in determining whether a Trigger Event has occurred, whether and how much the price or closing price, as applicable, of each Reference Stock during the Monitoring Period and the Final Share Price of each Reference Stock have declined from the relevant Initial Share Price. In addition, the calculation agent will determine whether there has been a market disruption event and whether a day is a Coupon Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Coupon Payment Date on or prior to 11:00 a.m. on the business day preceding the maturity date and each Coupon Payment Date.

All calculations with respect to the Initial Share Prices, the prices or closing prices, as applicable, of the Reference Stocks during the Monitoring Period, the Final Share Prices and the payment at maturity to a note holder will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the Final Share Price and consequently the amount, if any, that we will pay you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

“Market Disruption Event”, unless otherwise specified in the relevant terms supplement, means, with respect to each Reference Stock (or any security for which a closing price must be determined):

•

the occurrence or existence of a suspension, absence or material limitation of trading of such Reference Stock (or such security) on the primary market for such Reference Stock (or such security) at any time during the one hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for such Reference Stock (or such security) as a result of which the reported trading prices for such Reference Stock (or such security) during the last one hour period preceding the close of the principal trading session in such market are materially inaccurate;

•

the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such Reference Stock (or such security), if available, at any time during the last one hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts,

in each case as determined by the calculation agent in its sole discretion.

For the purpose of determining whether a market disruption event has occurred, unless otherwise specified in the relevant terms supplement:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market for such Reference Stock,

•

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on such Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Reference Stock (or such security); and

•

a “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to such Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

The Stock Adjustment Factor for each Reference Stock is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

No adjustments to any Stock Adjustment Factor will be required unless such Stock Adjustment Factor adjustment would require a change of at least 0.1% in such Stock Adjustment Factor then in effect. A Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor for any Reference Stock after the close of business on the business day immediately preceding the maturity date.

No adjustments to the Stock Adjustment Factor for any Reference Stock will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of a Reference Stock on any trading day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of a Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for a Reference Stock by the issuer of such Reference Stock or any third party. See “Risk Factors—Anti-dilution protection is limited.”

Lehman Brothers Holdings Inc., as calculation agent, shall be solely responsible for (1) the determination and calculation of any adjustments to the Stock Adjustment Factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and (2) the determination of any Successor Reference Stock, and its determinations and calculations shall be conclusive absent manifest error.

We will, within ten business days following the occurrence of an event that requires an adjustment to any Stock Adjustment Factor (other than as a result of a Reorganization Event as described below), or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth such adjusted Stock Adjustment Factor.

Stock Splits and Reverse Stock Splits

If a Reference Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to such Reference Stock will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•

the number of shares which a holder of one share of such Reference Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

If a Reference Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of such Reference Stock, that is given ratably to all holders of shares of such Reference Stock, or (ii) distribution of shares of such Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Reference Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock shall equal the prior Stock Adjustment Factor for such Reference Stock plus the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•	the number of additional shares issued in the stock dividend with respect to one share of such Reference Stock.

Non-cash Distributions

If the issuer of a Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of such Reference Stock to holders of such Reference Stock (other than (i) dividends, distributions and rights or warrants referred to under “—Stock Splits and Reverse Stock Splits” and “—Stock Dividends or Distributions” above and (ii) cash distributions or dividends referred under “—Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock shall equal the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•

a fraction, the numerator of which is the Current Market Price of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution; provided that if the Fair Market Value of such distribution equals or exceeds the Current Market Price of such Reference Stock, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Stock Adjustment Factor for such Reference Stock.

The “Current Market Price” of a Reference Stock means the arithmetic average of the closing prices of such Reference Stock for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Stock Adjustment Factor for such Reference Stock.

The “ex-dividend date” shall mean the first trading day on which transactions in such Reference Stock trade on the relevant exchange without the right to receive that distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on a Reference Stock described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also would require an adjustment under this section shall not cause an adjustment to the Stock Adjustment Factor of such Reference Stock and shall only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events.” A distribution on a Reference Stock described in the section entitled “—Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section shall only cause an adjustment pursuant to the section entitled “—Issuance of Transferable Rights or Warrants.”

Cash Dividends or Distributions

If the issuer of a Reference Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of such Reference Stock during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Reference Stock will be adjusted so that the new Stock Adjustment Factor for such Reference Stock shall equal the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•

a fraction, the numerator of which is the Current Market Price of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of such Reference Stock distributes to holders of such

Reference Stock in excess of the Dividend Threshold; provided that if the amount in cash per share of such dividend or distribution equals or exceeds the Current Market Price of such Reference Stock, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Stock Adjustment Factor for such Reference Stock.

“Dividend Threshold” shall mean the amount of any cash dividend or cash distribution distributed per share of a Reference Stock that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of such Reference Stock by more than 10% of the closing price of such Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

Issuance of Transferable Rights or Warrants

If the issuer of a Reference Stock issues transferable rights or warrants to all holders of such Reference Stock to subscribe for or purchase such Reference Stock, including new or existing rights to purchase such Reference Stock at an exercise price per share less than the closing price of such Reference Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Stock Adjustment Factor for such Reference Stock will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor for such Reference Stock shall equal the prior Stock Adjustment Factor for such Reference Stock plus the product of:

•	the prior Stock Adjustment Factor for such Reference Stock, and

•	the number of shares of such Reference Stock that can be purchased with the cash value of such warrants or rights distributed on one share of such Reference Stock.

The number of shares that can be purchased will be based on the closing price of such Reference Stock on the date the new Stock Adjustment Factor for such Reference Stock is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange, the calculation agent will determine, in its good faith estimate, the price of such warrant or right on the date on which the new Stock Adjustment Factor for such Reference Stock is determined, in its sole discretion.

Reorganization Events

If prior to the maturity date,

(a)	there occurs any reclassification or change of a Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of such Reference Stock,

(b)	the issuer of a Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of a Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of a Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of a Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of a Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Reference Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Reference Stock and is consummated for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then, instead of adjusting the Stock Adjustment Factor for such Reference Stock, the calculation agent, in its sole discretion without consideration for the interests of investors, shall either:

(A)	determine a Successor Reference Stock (as defined below) to such Reference Stock that experiences any such Reorganization Event (the “Original Reference Stock”) after the close of the principal trading session on the trading day immediately prior to the effective date of such Reorganization Event in accordance with the following paragraph (each successor reference stock as so determined, a “Successor Reference Stock” and such successor reference stock issuer, a “Successor Reference Stock Issuer”); or

(B)	deem the closing price and the Stock Adjustment Factor of such Original Reference Stock on the trading day immediately prior to the effective date of such Reorganization Event to be the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) and Stock Adjustment Factor of such Original Reference Stock on every remaining trading day to, and including, the last trading day in the Monitoring Period.

Upon the determination by the calculation agent of any Successor Reference Stock pursuant to clause (A) of the preceding sentence, references in this product supplement or the relevant terms supplement to such “Reference Stock” shall no longer be deemed to refer to the Original Reference Stock and shall be deemed instead to refer to any such Successor Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the Original Reference Stock shall be deemed to be to any such Successor Reference Stock Issuer.

Upon the selection of any Successor Reference Stock by the calculation agent pursuant to clause (A) of the preceding sentence:

(i)	the Initial Share Price for such Successor Reference Stock will be the closing price of such Successor Reference Stock on the trading day immediately following the effective date of the Reorganization Event multiplied by the Initial Share Price of the Original Reference Stock and divided by the closing price of the Original Reference Stock on the trading day immediately prior to the effective date of such Reorganization Event;

(ii)	the Trigger Price for such Successor Reference Stock will be an amount that represents the same percentage of the Initial Share Price for such Successor Reference Stock as the percentage of the Initial Share Price of the Original Reference Stock represented by the Trigger Price of the Original Reference Stock, as determined by the calculation agent; and

(iii)	the Stock Adjustment Factor for such Successor Reference Stock shall be 1.0, subject to adjustment for certain corporate events related to such Successor Reference Stock in accordance with “— Anti-dilution Adjustments.”

For the avoidance of doubt, in the case of an issuance by the issuer of a Reference Stock to all of its shareholders of equity securities of an issuer other than the issuer of such Reference Stock as described in clause (e) above, if the closing price of such Reference Stock as of the effective date of such issuance does not increase or decline by at least 50% from the Initial Share Price of such Reference Stock, such issuance shall not constitute a Reorganization Event and no adjustments shall be made under this “— Reorganization Events” section. Instead, such Reference Stock will be subject to adjustments as described under “— Non-cash Distributions” above.

The “Successor Reference Stock” will be the common stock of a U.S. company selected by the calculation agent from among the common stocks of U.S. companies then registered to trade on the NYSE or NASDAQ, that is not already a Reference Stock, with the same primary Standard Industrial Classification Code (“SIC Code”) as the Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to the Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor Reference Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of Lehman Brothers Holdings Inc. or any of its affiliates that would materially limit the ability of Lehman Brothers Holdings Inc. or any of its affiliates to hedge the notes with respect to such stock (a “Hedging Restriction”); provided further that if a Successor Reference Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, the Successor Reference Stock will be selected by the calculation agent from the largest market capitalization stock of a U.S. company within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Original Reference Stock.

Following a Reorganization Event in which a Successor Reference Stock is selected, the Stock Adjustment Factor of the Successor Reference Stock will be subject to adjustment as described above under this “Anti-dilution Adjustments” section, and, if no Successor Reference Stock is selected, the Original Reference Stock Issuer will, upon a subsequent Reorganization Event, be subject to the election by the calculation agent described in clause (A) and (B) of the first paragraph under “— Anti-dilution Adjustments — Reorganization Events.”

We will, or will cause the calculation agent to, provide written notice to the Trustee, to us and to DTC within thirty business days immediately following the effective date of any Reorganization Event, of the Successor Reference Stock Issuer, the Successor Reference Stock, the Trigger Price and the Initial Share Price for such Successor Reference Stock, as well as the Original Reference Stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Events of Default

Under the heading “Description of Debt Securities—Defaults” in the accompanying base prospectus is a description of events of default relating to debt securities including the notes.

Unless otherwise specified in the relevant terms supplement, in case of an event of default with respect to the notes shall have occurred and be continuing, the amount of declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be calculated as if the date of acceleration were the final Valuation Date, plus, if applicable, any accrued and unpaid coupon payment on the notes. If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration shall be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any coupon payment will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Coupon Payment Date for which a coupon payment was made.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indentures” in the accompanying base prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying base prospectus under the heading “Description of Debt Securities—Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the description contained in the accompanying MTN prospectus supplement under the heading “Description of Notes—Forms of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of Citibank, N.A. (“Citibank”) in The City of New York.

Citibank or one of its affiliates will act as registrar and transfer agent for the notes. Citibank will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of Citibank, but upon payment (with the giving of such indemnity as Citibank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and construed in accordance with the law of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes as of the date of this product supplement no. 180-I. If any information in the MTN prospectus supplement or the base prospectus is inconsistent with this product supplement no. 180-I, you should rely on the information in this product supplement no. 180-I. If any information in the relevant terms supplement is inconsistent with this product supplement no. 180-I, you should rely on the information in the relevant terms supplement. The relevant terms supplement may also add, update or change information contained in this product supplement no. 180-I.

Except where noted, this summary deals only with a note held as a capital asset by a United States holder (as defined below) who purchases the note on original issue at its initial offering price and it does not deal with special situations. For example, except where noted, this summary does not address:

•

tax consequences to holders of notes who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, pass-through entities, tax-exempt entities or insurance companies;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of notes whose “functional currency” is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership holds our notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our notes, you should consult your tax advisors.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this product supplement no. 180-I. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Certain aspects of the United States federal income tax treatment of securities such as the notes are not clear. If you are considering the purchase of notes, you should consult your own tax advisors concerning the United States federal income tax consequences of investing in the notes in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

United States holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of notes.

For purposes of this discussion, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof, or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A non-United States holder is a beneficial owner (other than a partnership) of notes that is not a United States holder.

General

No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service with respect to the notes and no assurance can be given that the Internal Revenue Service will agree with the treatment described herein. Lehman Brothers Holdings Inc. intends to treat, and by purchasing a note, for all tax purposes, you agree to treat, a note as a financial contract, rather than as a debt instrument. If you take a contrary position, you may be required to disclose such contrary position on a statement attached to your timely filed United States federal income tax return for the taxable year in which a note is acquired. You should consult your own tax advisor concerning alternative characterizations. Except where noted, the remainder of this discussion assumes that this treatment is correct, although no assurance is given in this regard.

Coupon payments

There is no direct authority addressing the treatment of the coupon payments under current law, and such treatment is unclear. Such coupon payments will not constitute interest income for United States federal income tax purposes, but may in whole or in part constitute other periodic income payments to you when received or accrued, in accordance with your regular method of tax accounting. To the extent Lehman Brothers Holdings Inc. is required to file information returns with respect to the coupon payments, it intends to report such payments as ordinary income to you. You should consult your own tax advisor concerning the treatment of the coupon payments, including the possibility that any such payment may be treated in whole or in part for United States federal income tax purposes as interest, a payment analogous to an option premium, a purchase price adjustment or rebate rather than being includible in income as other periodic income on a current basis. The treatment of the coupon payments could affect your tax basis in the notes or your amount realized upon the sale, exchange or other disposition of the notes or at maturity of the notes. See “—Sale, exchange or other disposition, or cash settlement upon maturity.”

Sale, exchange or other disposition, or cash settlement upon maturity

Upon the receipt of cash on the maturity date of the notes in connection with a cash settlement at maturity, you will recognize gain or loss. The amount of that gain or loss will be the extent to which the amount of the cash received (other than amounts representing accrued and unpaid coupon payments) differs from your tax basis in the note. Your tax basis in a note generally will equal the amount you paid to acquire the note. It is uncertain whether any such gain or loss would be treated as ordinary income or loss or capital gain or loss. Absent a future clarification in current law (by an administrative determination, judicial ruling or otherwise), where required, Lehman Brothers Holdings Inc. intends to report any such gain or loss to the Internal Revenue Service in a manner consistent with the treatment of that gain or loss as capital gain or loss. If that gain or loss is treated as capital gain or loss, then any such gain or loss will generally be long-term capital gain or loss if you have held the note for more than one year as of the maturity date. If you are an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. Coupon payments, if any, received by you, but not includible in your income, should reduce your tax basis in the note. See “—Coupon payments.”

Upon a sale, exchange or other disposition of a note prior to the maturity date, you will recognize gain or loss in an amount equal to the difference between the amount of cash received and your tax basis in the note. Any such gain or loss will be treated as capital gain or loss. If you have held the note for more than one year as of the date of such sale, exchange or other disposition, any such capital gain or loss will generally be long-term capital gain or loss. If you are an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Physical settlement upon maturity

In the event that a note is settled in shares of the Least Performing Reference Stock on the maturity date, although the matter is not free from doubt, Lehman Brothers Holdings Inc. intends to take the position that you will not recognize gain or loss on the receipt of shares of the Least Performing Reference Stock. However, you will be required to recognize gain or loss with respect to any cash received in lieu of fractional shares of the Least Performing Reference Stock. The amount of that gain or loss will be equal to the difference, if any, between the amount of cash received and the portion of your tax basis in the note that is allocable to those fractional shares of the Least Performing Reference Stock. Any such gain or loss will be treated as short-term capital gain or loss. You will have a tax basis in the shares of the Least Performing Reference Stock equal to your tax basis in your note (less the portion of such tax basis that is allocable to any fractional shares of the Least Performing Reference Stock received by you), and your holding period for the shares of the Least Performing Reference Stock will begin on the day immediately following the maturity date.

Alternative characterizations

There can be no assurance that the Internal Revenue Service will agree with the foregoing treatment of the notes, and it is possible that the Internal Revenue Service could assert another treatment and a court could agree with such assertion. For instance, it is possible that the Internal Revenue Service could seek to treat the notes as debt, in particular because the notes in form are debt instruments. For notes with maturities of one year or less, the Internal Revenue Service could seek to apply the rules governing short-term debt obligations. In such a case, holders may be required to accrue income in advance of the receipt of cash and treat any gain realized on the sale, exchange or maturity of the notes as ordinary income. Any loss realized upon maturity would likely be treated as capital loss, except possibly to the extent of amounts, if any, previously included in income. For notes with maturities of more than one year, the Internal Revenue Service could seek to apply the regulations governing contingent payment debt obligations. Those regulations would require you to accrue interest income at a market rate, notwithstanding the coupon payments actually made, and generally would characterize gain and, to some extent, loss as ordinary rather than capital. Additionally, the Internal Revenue Service could assert that the selection and substitution of a Successor Reference Stock in the case of certain Reorganization Events results in a taxable exchange of the notes at the time of such selection and substitution, which could affect your holding period and the timing, amount and character of income recognized with respect to the notes. The Internal Revenue Service could also assert other characterizations that could affect the timing, amount and character of income or deductions.

Recent tax law developments

On December 7, 2007, the Internal Revenue Service released a Notice indicating that the Internal Revenue Service and the Treasury Department are considering and seeking comments as to whether holders of instruments commonly referred to as prepaid forward contracts and similar instruments should be required to accrue income on a current basis over the term of the instruments, regardless of whether any payments are made prior to their maturity. In addition, the Notice provides that the Internal Revenue Service and the Treasury Department are considering related issues, including, among other things, whether gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, whether the tax treatment of such instruments should vary depending upon the nature of the underlying asset, and whether such instruments should be subject to the special “constructive ownership rules” contained in Section 1260 of the Code. In addition, the Notice provided that the government is considering whether arrangements similar to prepaid forward contracts (which could possibly include instruments having terms similar to the notes) should be accorded tax treatment similar to prepaid forward contracts. It is not possible to predict what changes, if any, will be adopted, or when they will take effect. Any such changes could affect the amount, timing and character of income, gain or loss in respect of the notes, possibly with retroactive effect. Holders are urged to consult their tax advisors concerning the impact of the Notice on their investment in the notes. Subject to future developments with respect to the foregoing, Lehman Brothers Holdings Inc. intends to continue to treat the notes for United States federal income tax purposes in accordance with the treatment described herein.

Non-United States holders

The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of notes. We will not attempt to ascertain whether any Reference Stock would be treated as a United States real property interest, within the meaning of Section 897(c)(1) of the Code. If a Reference Stock were so treated, certain adverse United States federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC by such issuer of the Reference Stock and consult your tax adviser regarding the possible consequences to you, if any, if an issuer of a Reference Stock is or becomes a United States real property holding corporation.

Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a United States expatriate and therefore subject to special treatment under the Code. Also, as discussed above, alternative characterizations of a note for United States federal income tax purposes are possible, which could result in the imposition of United States federal income or withholding tax on the sale, exchange or other disposition of the note or on payments received with respect to the note on the maturity date. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States federal withholding tax

Lehman Brothers Holdings Inc. will generally withhold tax at a 30% rate on coupon payments paid on the notes unless such rate is reduced or eliminated by an “other income” or similar provision of an applicable United States income tax treaty, provided the relevant certification requirements are satisfied. However, coupon payments that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to your United States permanent establishment, are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to United States federal income tax, as described below.

Based on the treatment of the notes as financial contracts, you should not be subject to United States federal withholding tax on payments upon any sale, exchange or other disposition of the notes or on payments (other than coupon payments) received on the maturity date in respect of the notes.

United States federal income tax

Based on the treatment of the notes as financial contracts, any gain realized upon the sale, exchange or other disposition of the notes or on payments (other than amounts representing accrued and unpaid coupon payments) received on the maturity date in respect of a note generally will not be subject to United States federal income tax unless (i) the gain is effectively connected with a trade or business in the United States of a non-United States holder or (ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition or in which the maturity date occurs, and certain other conditions are met.

United States federal estate tax

If you are an individual non-United States holder of notes, notes held by you at the time of death may be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information reporting and backup withholding

If you are a United States holder of notes, information reporting requirements will generally apply to all payments (including coupon payments) received by you or upon the sale, exchange or other disposition of a note, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable certification requirements.

If you are a non-United States holder of notes, Lehman Brothers Holdings Inc. generally must report annually to the Internal Revenue Service and to you the amount of all payments (including coupon payments) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such coupon payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding with respect to payments Lehman Brothers Holdings Inc. makes to you provided that Lehman Brothers Holdings Inc. does not have actual knowledge or reason to know that you are a United States holder and you provide your name and address on an Internal Revenue Service Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder. Alternative documentation may be applicable in some situations. Special certification rules apply to holders that are pass-through entities. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United States or conducted through United States-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

UNDERWRITING

The notes are being offered by us through Lehman Brothers Inc., as principal or agent. We and Lehman Brothers Inc. entered into a distribution agreement with respect to the notes. We may sell notes at a discount to the agent, as principal for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the relevant terms supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount less a percentage specified in the relevant terms supplement. In addition, the agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the relevant terms supplement, will not exceed the discount to be received by the agent. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

Lehman Brothers Inc., as agent, has agreed to use its reasonable best efforts to solicit orders to purchase notes. We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Lehman Brothers Inc., as agent, will have the right to reject any proposed purchase in whole or in part. We will generally pay the agent a commission of up to 0.625% of the principal amount of notes sold through it as agent, depending on the stated maturity, unless otherwise specified in the relevant terms supplement.

We own, directly or indirectly, all of the outstanding equity securities of Lehman Brothers Inc. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

We may appoint other agents (either as principal or agent), other than or in addition to Lehman Brothers Inc., with respect to any issue of notes. Any other agents will be named in the relevant terms supplement and those agents will enter into the distribution agreement referred to above with respect to that issue of notes. The other agents may be our affiliates or our customers and may engage in transactions with and perform services for us in the ordinary course of business. Lehman Brothers Inc. may resell notes to or through another of our affiliates, as selling agent.

Lehman Brothers Inc. or another agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, Lehman Brothers Inc. may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, Lehman Brothers Inc. may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. Lehman Brothers Inc. must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if Lehman Brothers Inc. is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, Lehman Brothers Inc. may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. Lehman Brothers Inc. is not required to engage in these activities, and may end any of these activities at any time.

No action has been or will be taken by us, Lehman Brothers Inc. or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 180-I or the accompanying base prospectus, MTN prospectus supplement or the relevant terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 180-I or the accompanying base prospectus, MTN prospectus supplement or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agents or any dealer.

Each agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it, to the best of its knowledge after due inquiry, (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the notes or possesses or distributes this product supplement no. 180-I and the accompanying base prospectus, MTN prospectus supplement or terms supplement and (ii) will obtain any consent, approval or permission required by it for the offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 180-I or the accompanying base prospectus, MTN prospectus supplement or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the agent has represented and agreed, and each underwriter agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by Lehman Brothers Holdings Inc. of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 180-I and the accompanying base prospectus, MTN prospectus supplement or terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 180-I nor the accompanying base prospectus, MTN prospectus supplement or terms supplement have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 180-I, the accompanying base prospectus, MTN prospectus supplement or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 180-I, the accompanying base prospectus, MTN prospectus supplement or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss Investment Fund Act and the corresponding Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

Each agent has represented and agreed that:

(a) in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by such agent;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to Lehman Brothers Holdings Inc.; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

This offering is extraterritorial (non-Venezuelan), directed exclusively to clients of the underwriters and as such, no registrations or authorizations will be required from the Comisión Nacional de Valores.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable class, statutory or administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of the notes is not prohibited, such as the exemption for certain transactions involving non-fiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “Service Provider Exemption”). Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser acquires its interest in the notes. to the date on which the purchaser disposes of its interest in the note, that such purchaser, by its purchase or holding of the notes or any interest therein that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or Plan Asset Entity or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and neither Lehman Brothers Holdings Inc. nor any of its affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the notes and has not provided any advice that has formed or may form a primary basis for any investment decision concerning the purchase or holding of the notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes or any interest therein will be deemed to have represented and warranted by its purchase or holding of the notes or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption, or some other basis on which the acquisition and holding is not prohibited.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.